GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT (this "Guaranty") is dated as of October 14, 1998 and is by QUESTAR PIPELINE CO., a Utah corporation (the "Guarantor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent (in such capacity, the "Administrative Agent") for its benefit and for the ratable benefit of the financial institutions (the "Banks") now or hereafter party to that certain Credit Agreement dated as of October 14, 1998 (as the same may be amended, modified or restated from time to time and at any time, the "Credit Agreement"), among TransColorado Gas Transmission Company (the "Borrower"), the Banks, and the Administrative Agent.

W I T N E S S E T H:

     WHEREAS, pursuant to the terms of the Credit Agreement, the Banks have agreed to extend credit to the Borrower;

     WHEREAS, the obligation of the Banks to extend credit is conditioned upon, among other things, the execution and delivery by the Guarantor of this Guaranty;

     WHEREAS, Questar TransColorado, Inc., a wholly-owned subsidiary of Guarantor, owns a fifty percent (50%) partnership equity interest in Borrower, and the Guarantor will derive substantial direct and indirect economic benefit from the extensions of credit pursuant to the Credit Agreement;

     NOW, THEREFORE, (i) in consideration of the premises and to induce the Banks to enter into the Credit Agreement and to extend credit, (ii) at the special insistence and request of the Administrative Agent and the Banks, and (iii) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, for the benefit of the Administrative Agent and the Banks, hereby agrees as follows:

     Section 1.Defined Terms. All capitalized terms used but not defined herein shall have the meanings set forth in Schedule 1 hereto, except that capitalized terms used herein but not defined herein or in
Schedule 1 shall have the meanings set forth in the Credit Agreement.

     Section 2.Guaranty.  (a)      The Guarantor hereby,
unconditionally and irrevocably, severally with the Other Guarantors (as such term is defined in Section 17 hereof) and not jointly or jointly and severally, guarantees the prompt performance and payment in full in Dollars when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (including, without limitation, all costs, fees and expenses incurred by the Administrative Agent or any Bank in enforcing any rights under this Guaranty and reasonable counsel fees of outside counsel, and the allocated cost of in-house counsel).

          (b) Notwithstanding anything herein or in any other Loan Document to the contrary, the maximum liability of the Guarantor under this Guaranty at any time shall not exceed an amount equal to fifty percent (50.00%) of the dollar amount of the Obligations then outstanding. The amount of the Obligations for which Guarantor is liable hereunder shall be reduced by the amount of any principal payments made by the Guarantor (but not by the amount of payments made by any Other Guarantor) on behalf of the Borrower but only if (i) such payments are clearly identified as such in a written notice delivered to the Administrative Agent and (ii) the amount of the Commitments is permanently reduced by the amount of such payment.

     Section 3.Guaranty Absolute.

          (a) The obligations of the Guarantor hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations. A separate action or actions may be brought against the Guarantor whether or not an action is brought against the Borrower, any other guarantor or other obligor in respect of the Obligations or whether the Borrower, any other guarantor or any other obligor in respect of the Obligations are joined in any such action or actions.

          (b) The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Banks with respect thereto. Guarantor agrees that its guarantee constitutes a guarantee of payment when due and not of collection. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

          (i) any lack of genuineness, validity, legality or enforceability of the Credit Agreement, any other Loan Document or any other document, agreement or instrument relating thereto or any assignment or transfer of any thereof;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations (including, without limitation, the possible extension of the Maturity Date (except as expressly provided in Section 16 hereof) and increase of the amount of the Commitments all on the terms and conditions set forth in the Credit Agreement), or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, the Credit Agreement or any other Loan Document or any document, instrument or agreement relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

          (iii)any release or partial release of any other guarantor or other obligor in respect of the Obligations;

          (iv) any exchange, release or non-perfection of any collateral for all or any of the Obligations, or any release, or amendment or waiver of, or consent to departure from, any guaranty or security, for all or any of the Obligations;

          (v) any furnishing of any security for any of the Obligations;

          (vi) the liquidation, bankruptcy, insolvency or reorganization of the Borrower, any other guarantor or other obligor in respect of the Obligations or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

          (vii)any modification or termination of any intercreditor or subordination agreement pursuant to which the claims of other creditors of the Borrower or the Guarantor are subordinated to those of the Banks; or

          (viii)any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower or the Guarantor.

          (c) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by the Administrative Agent or any Bank, all as though such payment or performance had not been made.

          (d) If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Borrower of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations shall be deemed to have been accelerated and the Guarantor shall forthwith pay such Obligations (including, without limitation, interest which but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such Obligations), and the other obligations hereunder, without any further notice or demand.

     Section 4.Waivers. The Guarantor hereby waives promptness, diligence, notice of intention to accelerate, notice of acceleration, notice of acceptance and any and all other notices with respect to any of the Obligations and this Guaranty and any requirement that the Administrative Agent or any Bank protect, secure, perfect or insure any security interest in or any Lien on any property subject thereto or exhaust any right or take any action against the Borrower, any other guarantor or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of any Bank in favor of the Borrower or the Guarantor.

     Section 5.Subrogation. The Guarantor will not exercise any rights of subrogation, reimbursement or contribution, contractual statutory or otherwise which it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, until all of the Obligations have been paid in full in cash and all Commitments have terminated.

     Section 6.Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent and the Banks the following:

          (a) Corporate Existence and Power. The Guarantor and each of its Material Subsidiaries: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (iii) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except as set forth in Schedule 6(a) hereto; and (iv) is in compliance with all Requirements of Law.

          (b) Corporate Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document to which the Guarantor is party have been duly authorized by all necessary corporate action, and do not: (i) contravene the terms of any of the Guarantor's Organization Documents;
(ii) a conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Guarantor or its property is subject; or (iii) violate any Requirement of Law.

          (c) Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Guarantor of this Guaranty or any other Loan Document.

          (d) Binding Effect. This Guaranty and each other Loan Document to which the Guarantor is a party constitute the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          (e) Litigation. Except as set forth on the Guarantor's Form 10Q dated as of June 30, 1998 and Guarantor's Form 8K dated August 31, 1998, filed with the SEC, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Guarantor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Guarantor, or its Material Subsidiaries or any of their respective properties which: (i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (ii) if determined adversely to the Guarantor or its Material Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          (f) No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Guarantor. As of the Closing Date, neither the Guarantor nor any Material Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8(d).

          (g) ERISA Compliance. (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Guarantor, nothing has occurred which would cause the loss of such qualification. The Guarantor and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (ii) There are no pending or, to the best knowledge of Guarantor, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (iii)(A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has any Unfunded Pension Liability; (C) neither the Guarantor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) neither the Guarantor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (E) neither the Guarantor nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          (h) Title to Properties. The Guarantor and each Material Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Guarantor and its Material Subsidiaries is subject to no Liens, other than Permitted Liens.

          (i) Taxes. The Guarantor and its Material Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Guarantor or any Material Subsidiary that would, if made, have a Material Adverse Effect.

          (j) Financial Condition. (i) The audited consolidated balance sheet of the Guarantor and its Subsidiaries as of December 31, 1997 and the related consolidated statements of income, operations, shareholders' equity and cash flows for the fiscal year then ended, a copy of which has been delivered to each of the Banks: (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments; (B) fairly present the financial condition of the Guarantor and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and (C) include all material indebtedness and other liabilities, direct or contingent, of the Guarantor and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

          (ii) The unaudited consolidated financial statements of the Guarantor and its Subsidiaries dated June 30, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date, a copy of which has been delivered to each of the Banks: (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments; (B) fairly present the financial condition of the Guarantor and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and (C) include all material indebtedness and other liabilities, direct or contingent, of the Guarantor and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

          (iii)Since December 31, 1997, there has been no Material
Adverse Effect.

          (k) Environmental Matters. The Guarantor conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Guarantor has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (l) Regulated Entities. None of the Guarantor, any Person controlling the Guarantor, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Guarantor is not subject to regulation, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness. Guarantor is a Wholly-Owned Subsidiary of Questar Corporation and Questar Corporation is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), which claims an exemption under 3(a)(1) of PUHCA. Each of the Subsidiaries of Questar Corporation (including, without limitation, the Guarantor) is a "subsidiary company" of a "holding company" within the meaning of PUHCA. No consent or filing or any other action under PUHCA is necessary for the valid execution and delivery of this Guaranty or any other Loan Document or for the performance by the Guarantor or its Subsidiaries of their respective obligations thereunder.

          (m) No Burdensome Restrictions. Neither the Guarantor nor any Material Subsidiary is a party to or bound by any Contractual
Obligation, or subject to any restriction in any Organization
Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

          (n) Copyrights, Patents, Trademarks and Licenses etc. The Guarantor or its Material Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best legal knowledge of the Guarantor, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Guarantor or any Material Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Guarantor, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          (o) Subsidiaries. The Guarantor has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6(o) hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6(o).

          (p) Insurance. The properties of the Guarantor and its Material Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Guarantor, or through self-insurance conforming to the requirements of Section 7(f) of this Guaranty, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Guarantor or such Material Subsidiary operates.

          (q) Full Disclosure. None of the representations or warranties made by the Guarantor in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Guarantor in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Guarantor to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

          (r) Year 2000.On the basis of a review and assessment of the Guarantor's mission critical systems and equipment, and reasonable inquiry made of the Guarantor's material suppliers, vendors and customers, the Guarantor reasonably believes that the "Year 2000 problem", including costs of remediation, will not result in a Material Adverse Effect with respect to the Guarantor. The Guarantor is currently taking commercially reasonable steps to develop contingency plans in the event of the failure of its own or a third party's systems or equipment due to the Year 2000 problem.

          (s) Benefit to Guarantor. Guarantor has determined that its liability and obligation under this Guaranty will substantially benefit it directly and indirectly, and its board of directors has made that determination.

     Section 7.Covenants. The Guarantor agrees that, until the payment (after termination of the Commitments) in full (subject to Section 2(b) above) of the Obligations and all other amounts payable under this Guaranty, unless the Majority Banks waive compliance in writing:

          (a) Financial Statements. The Guarantor shall deliver to the Administrative Agent, with sufficient copies for each Bank, in form and detail satisfactory to the Administrative Agent and the Majority Banks:

          (i) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Guarantor and its Subsidiaries, and the related consolidated statements of income or operations, shareholders' equity and cash flows, as of the end of such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm (the "Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Guarantor's or any Subsidiary's records; and

          (ii) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries, and the related consolidated statements of income, shareholders' equity and cash flows, as of the end of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Guarantor and the Subsidiaries.

          (b) Certificates: Other Information. The Guarantor shall furnish to the Administrative Agent: (i) concurrently with the delivery of the financial statements referred to in subsections 7(a)(i) and (ii), a Compliance Certificate executed by a Responsible Officer; and (ii) promptly, copies of all financial statements and reports that the Guarantor sends to its shareholders and, within 15 days of the filing thereof, copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Guarantor may make to, or file with, the SEC.

          (c) Notices. The Guarantor shall promptly notify the Administrative Agent:

          (i) after acquiring knowledge thereof, of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

          (ii) of any matter that has resulted or may result in a Material Adverse Effect, including (A) breach or non-performance of, or any default under, a Contractual Obligation of the Guarantor or any Material Subsidiary; (B) any dispute, litigation, investigation, proceeding or suspension between the Guarantor or any Material Subsidiary and any Governmental Authority; or (C) the commencement of, or any material development in, any litigation or proceeding affecting the Guarantor or any Material Subsidiary; including pursuant to any applicable Environmental Laws; and

          (iii)after acquiring knowledge thereof, of the occurrence of any of the following events affecting the Guarantor or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Guarantor or any ERISA Affiliate with respect to such event: (A) an ERISA Event; (B) a material increase in the Unfunded Pension Liability of any Pension Plan; (C) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Guarantor or any ERISA Affiliate; or (D) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

          Each notice under this subsection shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Guarantor or any affected Material Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6(c)(i) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

          (d) Preservation of Corporate Existence. Etc. The Guarantor shall, and shall cause each Material Subsidiary to: (i) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; (ii) preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by
Section 7(m) and Section 7(n); (iii) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and (iv) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          (e) Maintenance of Property. The Guarantor shall maintain, and shall cause each Material Subsidiary to maintain, and preserve all its property which is used in its ordinary course of business in good working order and condition, ordinary wear and tear excepted.

          (f) Insurance. The Guarantor shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable independent insurers, or through self-insurance, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Such insurance may include self-insurance or be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, provided that such self-insurance is in accord with the approved practices of corporations similarly situated and adequate insurance reserves are maintained in connection with such self-insurance, and, notwithstanding the foregoing provisions of this Section 7(f) the Guarantor or any Subsidiary may effect workers' compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance in accord with applicable laws.

          (g) Payment of Obligations. The Guarantor shall, and shall cause each Material Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including: (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Guarantor or such Material Subsidiary; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (iii) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          (h) Compliance with Laws. The Guarantor shall comply, and shall cause each Material Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

          (i) Compliance with ERISA. The Guarantor shall, and shall cause each of its ERISA Affiliates to: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (iii) make all required contributions to any Plan subject to Section 412 of the Code.

          (j) Inspection of Property and Books and Records. The Guarantor shall maintain and shall cause each Material Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Guarantor and such Material Subsidiary. The Guarantor shall permit, and shall cause each Material Subsidiary to permit, representatives and independent contractors of the Administrative Agent and the Banks to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Administrative Agent and the Banks and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Guarantor; provided, however, when an Event of Default exists the Administrative Agent and the Banks may do any of the foregoing at the expense of the Guarantor at any reasonable time during normal business hours and without advance notice.

          (k) Environmental Laws. The Guarantor shall, and shall cause each Material Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws in all material respects.

          (l)  Limitation on Liens.  Except as hereinafter in this
Section 7(l) expressly permitted and as permitted by Section 7(n), so long as any Bank shall have any Commitment under the Credit Agreement or any of the Obligations remain outstanding, the Guarantor will not at any time directly or indirectly create, assume or suffer to exist, and will not cause, suffer or permit any Subsidiary to create, assume or suffer to exist, otherwise than in favor of the Guarantor or a Subsidiary, any Liens upon any of its properties or assets, real, personal or mixed, whether owned at the date of this Guaranty or thereafter acquired, or of or upon, any income or profits therefrom, without making effective provision, and the Guarantor covenants that in any such case it will make or cause to be made effective provision, whereby the Obligations then or thereafter outstanding shall be secured by such Liens equally and ratably with any and all other obligations and indebtedness thereby secured, so long as any such other obligations or indebtedness shall be so secured.Nothing in this
Section 7(l) shall be construed to prevent the Guarantor or any Subsidiary from creating, assuming or suffering to exist Liens of the following character ("Permitted Liens"), to all of which the provisions of the first sentence of this Section 7(l) shall not be applicable:

          (i)  Liens existing as of the date of this Guaranty;

          (ii) Any purchase money mortgage or Lien created to secure all or part of the purchase price of any property (or to secure a loan made to the Guarantor or any Subsidiary to enable it to acquire the property described in such mortgage or in any applicable security agreement); provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and the income or profits therefrom;

          (iii)Liens on any property at the time of the acquisition thereof, whether or not assumed by the Guarantor or a Subsidiary; provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and the income or profits therefrom;

          (iv) Liens on any property or any contract for the sale of any product or service, or any rights thereunder or any proceeds therefrom, acquired or constructed by the Guarantor or a Subsidiary, and created not later than twelve months after (A) such acquisition or completion of such construction, or (B) commencement of operation of such property, whichever is later; provided that such Lien shall extend only to the property so acquired or constructed, improvements thereon, replacements thereof and the income or profits therefrom;

          (v) Liens on the properties or assets, real, personal or mixed, of a Subsidiary, or of or upon or in any income or profits therefrom, which is outstanding at the time such Subsidiary becomes a Subsidiary;

          (vi) Liens created or assumed by the Guarantor or a Subsidiary on coal, geothermal, oil, natural gas, inert gas, other hydrocarbon or mineral properties owned or leased by the Guarantor or a Subsidiary to secure loans to the Guarantor or a Subsidiary for the purpose of developing such properties;

          (vii)Liens on any investment of the Guarantor or a Subsidiary in any Person other than a Subsidiary or any security representing any investment of the Guarantor or a Subsidiary; for the purposes of this subsection (vii), "investment" means any equity investment in any Person, any obligation of any Person for money borrowed or for the deferred purchase price of property which is owed to the Guarantor or a Subsidiary, as the case may be, and any amount advanced to any person by the Guarantor or any Subsidiary, excluding, however, current accounts payable other than for cash advances;

          (viii)Any Lien not otherwise permitted by this Section 7(l) if, after giving effect to the creation or assumption of the proposed mortgage, pledge, lien, encumbrance or security interest the sum of
(A) all indebtedness of the Guarantor and its Subsidiaries secured by Liens not otherwise permitted by this Section 7(l), and (B) to the extent not included in (A) above, all Attributable Debt of the Guarantor and its Subsidiaries does not exceed 10% of Consolidated Capitalization;

          (ix) Any refunding or extension of maturity, in whole or in part, of any obligation or indebtedness secured by any Lien created, existing or assumed in accordance with the provisions of subsections
(i) through (viii) above, inclusive, provided that the principal amount of the obligation or indebtedness secured by such refunding or extended Liens shall not exceed the principal amount of the obligation or indebtedness to be refunded or extended outstanding at the time of such refunding or extension, together with related financing costs, and that such refunding or extended Liens shall be limited in lien to the same property that secured the obligation or indebtedness refunded or extended, and property substituted therefor and property acquired after the date thereof and subject to the lien thereof, in accordance with the provisions of such refunding or extension;

          (x) Liens on any office equipment or data processing equipment (including, without limitation, computer and computer peripheral equipment) or any motor vehicles, tractors or trailers;

          (xi) Liens of or upon or in current assets of the Guarantor or a Subsidiary, determined in accordance with GAAP, created or assumed to secure indebtedness incurred in the ordinary course of business;

          (xii)Mechanics' or materialmen's liens; any Lien or charge arising by reason of pledges or deposits to secure payment of or to permit participation in workmen's compensation, unemployment insurance, old age pensions or other Social Security or other insurance or to permit self-insurance; good faith deposits in connection with tenders or leases of real estate, bids or contracts or in connection with the financing of the acquisition or construction of property to be used in the business of the Guarantor or a Subsidiary; deposits to secure public or statutory obligations; deposits to secure or in lieu of surety, stay or appeal bonds; deposits as security for the payment of taxes or assessments or other similar charges; judgment liens against the Guarantor or any Subsidiary thereof in an aggregate amount not in excess $5,000,000, or any such judgment lien so long as the finality of such judgment is being contested and execution thereon is stayed and which has been appealed and secured, if necessary, by the filing of an appeal bond; and liens for taxes or assessments for the current year or which are not due or which remain payable without penalty or which are being contested in good faith and against which an adequate reserve has been established;

          (xiii)Any lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time in connection with the financing of the acquisition or construction of property to be used in the business of the Guarantor or a Subsidiary, or as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to permit the maintenance of self-insurance or participation in any fund for liability on any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements;

          (xiv)Liens which are payable, both with respect to principal and interest, solely out of the proceeds of natural gas, oil, coal, geothermal resources, inert gas, hydrocarbons or minerals to be produced from the property subject thereto and to be sold or delivered by the Guarantor or a Subsidiary;

          (xv) Liens to secure indebtedness incurred to finance advances made by the Guarantor or any Subsidiary to any third party for the purpose of financing oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development, provided that such liens shall extend only to the receivables of the Guarantor or such Subsidiary in respect of such advances;

          (xvi)Any rights reserved in others to take or reserve any part of the natural gas, oil, coal, geothermal resources, inert gas, other hydrocarbons or mineral produced at any time on any property of the Guarantor or a Subsidiary;

          (xvii)Any rights reserved to or vested in, or any obligations or duties to, any person, firm, corporation or governmental authority by the terms of any franchise, grant, lease, license, easement or permit or by any provision of law with respect to any property of the Guarantor or a Subsidiary;

          (xviii)Leases (whether pursuant to Sale and Leaseback
Transactions or otherwise) now or hereafter existing and any renewals or extensions thereof;

          (xix)Liens upon the underlying interests in property covered by any lease, contract, easement or right-of-way existing at the time of the acquisition thereof; easements or similar encumbrances, the existence of which does not materially impair the use of the property subject thereto for the purposes for which it was acquired; liens upon rights-of-way for pipeline or distribution plant purposes and undetermined liens and charges incidental to construction or maintenance; or defects and irregularities in the titles to any property (including right-of-way) which are not material to the business of the Guarantor and its Subsidiaries considered as a whole;

          (xx) The lien reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates;

          (xxi)Zoning laws and ordinances; and

          (xxii)Liens which secure indebtedness of a Subsidiary to the Guarantor or another Subsidiary.

If at anytime the Guarantor or any Subsidiary shall create or assume any Lien to which the covenant in the first sentence of this Section 7(l) is applicable, the Guarantor will promptly deliver to the Administrative Agent a certificate of a Responsible Officer, stating that such covenant has been complied with, and an opinion of counsel to the Guarantor, stating that in their opinion such covenant has been complied with and that any instruments executed by the Guarantor or any Subsidiary in the performance of such covenant complied with the requirements thereof. The Administrative Agent may accept a certificate of a Responsible Officer and an opinion of counsel as conclusive evidence that any such steps taken to secure the Obligations equally and ratably comply with the provisions of this
Section 7(l).

          (m) Limitation on Sale and Leaseback Transactions. The Guarantor shall not, and shall not permit any Subsidiary to, enter into a Sale and Leaseback Transaction unless:

(i)  the term of the lease is for 60 months or less; or

(ii) the lease is between the Guarantor and a Subsidiary or between Subsidiaries; or

(iii)on the effective date of the lease the sum of (A) all Indebtedness of the Guarantor and its Subsidiaries secured by Liens not permitted by Section 7(l) (other than Section 7(l)(viii)), and (B) to the extent not included in (A) above, all Attributable Debt of the Guarantor and its subsidiaries, does not exceed 10% of Consolidated Capitalization; or

(iv) the Guarantor or such Subsidiary within 120 days after the effective date of the lease, applies an amount equal to the greater of
(A) the net proceeds of the sale of the property leased in such Sale and Leaseback Transaction or (B) the fair market value (as determined in good faith by the Board of Directors) of such property on any date within 90 days prior to the effective date of the lease, to the retirement of Funded Debt of the Guarantor or any Subsidiary.

          (n) Consolidation, Merger or Sale.Nothing contained in this Guaranty shall prevent any consolidation or merger of the Guarantor with or into any other Person or Persons (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which the Guarantor or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of the property of the Guarantor as an entirety or substantially as an entirety, to any other Person (whether or not affiliated with the Guarantor); provided, however, that:

          (i) in case the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an instrument supplemental hereto, executed and delivered by the successor Person to the Administrative Agent for the benefit of the Administrative Agent and the Banks, in form satisfactory to the Administrative Agent and the Banks, the due and punctual payment and performance of each and every covenant of this Guaranty on the part of the Guarantor to be performed or observed;

          (ii) immediately after giving effect to such transaction, no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing; and

          (iii)each of the Guarantor and the successor Person shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental instrument comply with this Section 7(n) and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation by the Guarantor with or merger by the Guarantor into any other Person or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety in accordance with this Section 7(n), the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for and be liable for, the Guarantor under this Guaranty with the same effect as if such successor Person had been named as the Guarantor herein.

          (o) Transactions with Affiliates. The Guarantor shall not, and shall not suffer or permit any Material Subsidiary to, enter into any transaction with any Affiliate of the Guarantor, except in compliance with all Requirements of Law.

          (p) ERISA. The Guarantor shall not, and shall not suffer or permit any of its ERISA Affiliates to: (i) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Guarantor in an aggregate amount in excess of $10,000,000; or (ii) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          (q) Change in Business. The Guarantor shall not, and shall not suffer or permit any Material Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Guarantor and its Material Subsidiaries on the date hereof.

     Section 8.Event of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder
(sometimes called a "Event of Default"):

          (a) Representation or Warranty. Any representation or warranty by the Guarantor made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Guarantor or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (b) Specific Defaults. The Guarantor fails to perform or observe any term, covenant or agreement contained in any of Section 7(c), 7(i), 7(l), 7(m), 7(n), 7(o), 7(p) or 7(q); or

          (c) Defaults - Deliveries. The Guarantor fails to perform or observe any term or covenant contained in any of Section 7(a) or 7(b) this Agreement, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure and (ii) the date upon which written notice thereof is given to the Guarantor by the Administrative Agent; or

          (d) Other Defaults. The Guarantor fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 60 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure and (ii) the date upon which written notice thereof is given to the Guarantor by the Administrative Agent; or

          (e) Cross-Default. The Guarantor or any Material Subsidiary (i) fails to make any payment in respect of any indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

          (f) Insolvency; Voluntary Proceedings. The Guarantor or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding Is commenced or filed against the Guarantor or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Guarantor's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Guarantor or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Guarantor or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Guarantor under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000; or (iii) the Guarantor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

          (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Guarantor of any Material Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 60 days after the entry thereof; or

          (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Guarantor or any Material Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k) Change of Control (Guarantor). There occurs any Change of Control; or

          (l) Subsidiaries. The Guarantor shall at any time fail to own and control, directly or indirectly, 80% of the voting capital stock of a Material Subsidiary; or

          (m) Loss of Licenses. The Federal Energy Regulatory Commission or any other Governmental Authority revokes or fails to renew any material license, permit or franchise of the Guarantor or any Material Subsidiary, or the Guarantor or any Material Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Material Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise, the effect of which has or would reasonably be expected to have a Material Adverse Effect.

     Section 9.Further Assurances. The Guarantor agrees that at any time and from time to time, at the expense of the Guarantor, the Guarantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to enable the Administrative Agent to protect and to exercise and enforce its rights and remedies hereunder.

     Section 10.Application of Payments. Any payment received by the Administrative Agent from the Guarantor (or from any Bank pursuant to Section 15 below), shall be applied by the Administrative Agent as follows:

          First, to the payment of costs and expenses of collection and all expenses (including without limitation Attorney Costs), liabilities and advances made or incurred by the Administrative Agent in connection therewith;

          Next, to the Banks pro rata, based on the then outstanding amount of the Obligations owed to each in payment in full of the Obligations; and

          Finally, after payment in full of all Obligations and the termination of the Commitments, the payment to the Guarantor, or its successors and assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     Section 11.Decisions Relating to Exercise of Remedies.
Notwithstanding anything in this Guaranty to the contrary, the Administrative Agent may exercise, and at the request of the Majority Banks shall exercise or refrain from exercising, all rights and remedies provided for herein and provided by law.

     Section 12.No Waiver. No failure on the part of the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 13.Amendments, Etc. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed, in the case of amendments, by the Guarantor and by the Administrative Agent and, in the case of consent or waivers, by the Administrative Agent and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

     Section 14.Notices. All notices, requests and other communications provided for hereunder shall be in writing and given as provided in Section 10.02 of the Credit Agreement. The address for notices to Guarantor shall be the address set forth below its signature to this Guaranty, or such other address as shall be designated by Guarantor in a written notice to the Administrative
Agent

     Section 15.Right to Set-off.

          (a) Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all of the Obligations, irrespective of whether or not such Bank shall have made any demand under this Guaranty and although such Obligations may be contingent and unmatured. Each Bank which sets-off pursuant to this
Section 15(a) shall give prompt notice to the Guarantor and the Administrative Agent following the occurrence thereof; provided that the failure to give such notice shall not affect the validity of the set-off.

          (b) Any payment obtained pursuant to Section 15(a) above (or in any other manner directly from the Guarantor) by any Bank shall be remitted to the Administrative Agent and distributed among the Banks in accordance with the provisions of Section 10 above.

     Section 16.Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full (after the termination of the Commitments) of the Obligations and all other amounts payable under this Guaranty; (b) be binding upon the Guarantor, its successors and assigns; and (c) inure to the benefit of the Administrative Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Bank may assign or otherwise transfer its rights and obligations under the Credit Agreement to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Banks herein or otherwise, all as provided in, and to the extent set forth in, Sections 10.07 and 10.08 of the Credit Agreement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall terminate as to any principal advances made after the last Maturity Date for Committed Loans consented to in writing by the Guarantor in the event that (i) the Guarantor is not a partner in the Borrower on such Maturity Date, (ii) Guarantor shall have given written notice to the Administrative Agent and the Banks at least 30 days prior to the Maturity Date of Guarantor's ceasing to be a partner in the Borrower, and (iii) the Commitments shall have been extended beyond the Maturity Date by written extension agreement entered into between the Borrower and the Banks without Guarantor's written consent to such extension; provided, that this Guaranty shall continue in full force and effect as to all other Obligations guaranteed hereunder.

     Section 17.Subordination of the Credit Parties' Obligations to the Guarantor. The Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent and the Banks that all obligations and liabilities of the Borrower and all obligations and liabilities of all other guarantors of the Obligations (or any part thereof) ("Other Guarantors") to the Guarantor of whatsoever description (including, without limitation, all rights of contribution (the "Subordinated Obligations") shall be subordinated and junior in right of payment to the prior payment in full in cash of the Obligations (including, without limitation, interest on the Obligations accrued subsequent to the commencement of an Insolvency Proceeding and all interest that would have accrued but for the commencement of such Insolvency Proceeding). In the case of any Insolvency Proceeding wherein the obligor of Subordinated Obligations (an "Obligor") is debtor, the Obligor and any assignee, trustee in bankruptcy, receiver or other similar Person, debtor in possession or other Person(s) in charge are hereby directed to pay to the Administrative Agent (for the benefit of the Banks) the full amount of the Obligations (including interest to date of payment and including without limitation interest after the filing of a petition initiating an Insolvency Proceeding) before making any payment in respect of the Subordinated Obligations to the Guarantor, and insofar as may be necessary for that purpose, the Guarantor hereby assigns and transfers to the Administrative Agent all rights to such payments. Notwithstanding the foregoing provisions of this Section 17:

          (a) with respect to obligations and liabilities of the Borrower to the Guarantor ("Borrower/Guarantor Obligations"), the Guarantor may receive payments in respect of Borrower/Guarantor Obligations so long as there has not occurred a Default or Event of Default;

          (b) with respect to obligations and liabilities of one or more of the Other Guarantors which obligations or liabilities are related to the Borrower or the Guarantor's interest in the Borrower ("Borrower Related Inter-Guarantor Obligations") the Guarantor may receive scheduled payments in respect of Borrower Related Inter-Guarantor Obligations in accordance with the terms thereof so long as there has been no acceleration of the Obligations under the Credit Agreement and there is not pending any Insolvency Proceeding involving as debtor the Borrower or the Obligor of the Borrower Related Inter-Guarantor Obligations; and

          (c) with respect to obligations and liabilities of one or more of the Other Guarantors which obligations or liabilities are unrelated to the Borrower or the Guarantor's interest in the Borrower ("Unrelated Inter-Guarantor Obligations"), the Guarantor may receive payments in respect of the Unrelated Inter-Guarantor Obligations so long as there is not pending any Insolvency Proceeding involving as debtor the Obligor of the Unrelated Inter-Guarantor Obligations.

If the Guarantor shall receive any payment in respect of the Subordinated Obligations in contravention of the terms of this Section, such payments shall be collected and received by the Guarantor as trustee for the Administrative Agent and the Banks and paid over to the Administrative Agent and the Banks on account of the Obligations.

     Section 18.Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Guaranty which are valid.

     Section 19.Taxes.

          (a) Any and all payments by the Guarantor to each Bank or the Administrative Agent under this Guaranty and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Guarantor shall pay all Other Taxes.

          (b) If Guarantor shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then: (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Guarantor shall make such deductions and withholdings; (iii) the Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and (iv) the Guarantor shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, all additional reasonable amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) The Guarantor agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes, Other Taxes and Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Guarantor of Taxes, Other Taxes or Further Taxes, the Guarantor shall furnish to the Administrative Agent and each Bank the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Administrative Agent.

     SECTION 20. No Bankruptcy Proceedings. Guarantor agrees that it will not institute against any Committed Loan Designated Lender or join any other Person in instituting against any Committed Loan Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Committed Loan Designated Lender; provided, that the respective Committed Loan Designating Lender hereby agrees to indemnify, save and hold harmless the Guarantor for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its Committed Loan Designated Lender.

     SECTION 21.    GOVERNING LAW AND JURISDICTION.

          (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS); PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND REGISTERED AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND REGISTERED AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE GUARANTOR AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND REGISTERED AGENT IN NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH BELOW ITS SIGNATURE TO THIS GUARANTY. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

          (c)  THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION,
INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO.

     SECTION 22. WAIVER OF JURY TRIAL. THE GUARANTOR WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

     Section 23.ENTIRE AGREEMENT. THIS WRITTEN GUARANTY AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


[THE SIGNATURE IS ON THE NEXT PAGE]


L:\FIN\BOA\TRANSCOL\QU-GTY10.DOC
BOA #197       127141-283

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              QUESTAR PIPELINE CO.


                              By
                              Name:
                              Title:

                              Address for Notices:


[THIS IS THE SIGNATURE PAGE
TO THE GUARANTY AGREEMENT]

SCHEDULE 1

To Guaranty Agreement

Definitions


     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Attributable Debt" means, as of the date of determination, the present value of net rent for the remaining term of a capital lease, determined in accordance with GAAP, which is part of a Sale and Leaseback Transaction, including any periods for which the lessee has the right to renew or extend the lease. For purposes of the foregoing, "net rent" means the sum of capitalized rental payments required to be paid by the lessee, other than amounts required to be paid by the lessee for maintenance, repairs, insurance, taxes, assessments, energy, fuel, utilities and similar charges. In the case of a capital lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered to be required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Change of Control" means (i) any person or two or more persons acting in concert shall acquire beneficial ownership, directly or indirectly, of securities of the Guarantor (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Guarantor entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of the Guarantor shall cease for any reason to constitute a majority of the Board of Directors of the Guarantor unless the persons replacing such individuals were nominated by the Board of Directors of the Guarantor; or (iii) any person or two or more persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Guarantor (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Guarantor entitled to vote in the election of directors.

     "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit A.

     "Consolidated Capitalization" means, without duplication, the sum of (a) the principal amount of Consolidated Funded Debt of the Guarantor and its Subsidiaries at the time outstanding, (b) the total capital represented by the capital stock of the Guarantor and its Subsidiaries at the time outstanding, based, in the case of stock having par value, upon its par value, and in the case of stock having no par value, upon the value stated on the books of the Guarantor, (c) the total amount of (or less the amount of any deficit in) retained earnings and paid-in capital of the Guarantor and its Subsidiaries,
(d) reserves for deferred federal and state income taxes arising from timing differences, and (e) Attributable Debt, all as shown on a consolidated balance sheet of the Guarantor and its Subsidiaries prepared in accordance with GAAP; provided that in determining the consolidated retained earnings and paid-in capital of the Guarantor and its Subsidiaries no effect shall be given to any unrealized write-up or write-down in the value of assets or any amortization thereof, except for accumulated provisions for depreciation, depletion, amortization and property retirement which shall have been created by charges made by the Guarantor or any of its Subsidiaries on its books.

     "Consolidated Funded Debt" means the Funded Debt of the Guarantor and its Subsidiaries, consolidated in accordance with GAAP.

     "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obliger or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obliger, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

     "ERISA" means the Employee Retirement Income Security Act of
1974, and regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Guarantor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and
(o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
(f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Guarantor or any ERISA Affiliate.

     "Event of Default" means any of the events or circumstances specified in Section 8.

     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "Funded Debt" means all Indebtedness that will mature, pursuant to a mandatory sinking fund or prepayment provision or otherwise, and all installments of Indebtedness that will fall due, more than one year from the date of determination. In calculating the maturity of any Indebtedness, there shall be included the term of any unexercised right of the debtor to renew or extend such Indebtedness existing at the time of determination.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation. "

     "Indebtedness" means all items of indebtedness for borrowed money (other than unamortized debt discount and premium) which would be included in determining total liabilities as shown on the liability side of a balance sheet prepared in accordance with GAAP as of the date as of which Indebtedness is to be determined, and shall include indebtedness for borrowed money (other than unamortized debt discount and premium) with respect to which the Guarantor or any Subsidiary customarily pays interest secured by any mortgage, pledge, or other lien or encumbrance of or upon, or any security interest in , any properties or assets owned by the Guarantor or any Subsidiary, whether or not the Indebtedness secured thereby shall have been assumed, and shall also include guarantees of Indebtedness of others; provided, that in determining Indebtedness of the Guarantor or any Subsidiary there shall be included the aggregate liquidation preference of all outstanding securities of any subsidiary senior to its Common Stock that are not owned by the Guarantor or Subsidiary, and provided, further, that Indebtedness of any Person shall not include the following:

     (a) any indebtedness evidence of which is held in treasury (but the subsequent resale of such indebtedness shall be deemed to constitute the creation thereof); or

          (b) any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository (or set aside and segregated, if permitted by the instrument creating such indebtedness), in trust, money (or evidence of such indebtedness as permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness; or

     (c) any indebtedness incurred to finance oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development to the extent that the issuer thereof has outstanding advances to finance oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development, but only to the extent such advances are not in default; or

          (d) any indebtedness incurred without recourse to the Guarantor or any Subsidiary; or

     (e) any indebtedness incurred to finance advance payments for gas (pursuant to take-or-pay provisions or otherwise), but only to the extent that such advance payments are pursuant to gas purchase contracts entered into in the normal course of business; or

          (f) any amount (whether or not included in determining total liabilities as shown on the liability side of a balance sheet prepared in accordance with GAAP) representing capitalized rent under any lease; or

     (g) any indirect guarantees or other contingent obligations in respect of indebtedness of other Persons, including agreements, contingent or otherwise, with such other Persons or with third parties with respect to, or to permit or assure the payment of, obligations of such other Persons including, without limitation, agreements to purchase or repurchase obligations of such other Persons, to advance or supply funds to, or to invest in, such other Persons, or to pay for property, products or services of such other Persons (whether or not conveyed, delivered or rendered); demand charge contracts, through-put, take-or-pay, keep-well, make-whole or maintenance of working capital or similar agreements; or guarantees with respect to rental or similar periodic payments to be made by such other Persons.

     "Independent Auditor" has the meaning specified in subsection
7(a)(i).

     "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

     "Material Subsidiary" means (i) Questar TransColorado, Inc., a Utah corporation, and (ii) any Subsidiary the consolidated assets of which constitute 10% or more of the consolidated assets of the Guarantor and its Subsidiaries, and, in each instance, their respective successors and assigns.

     "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Guarantor or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made. or been obligated to make, contributions.

     "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any Governmental Authority succeeding to any of its principal functions under ERISA.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

     "Permitted Liens" has the meaning specified in Section 7(l).

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Guarantor sponsors or maintains or to which the Guarantor makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "Reportable Event'' means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Responsible Officer" the chief executive officer or the president of the Guarantor, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Guarantor, or any other officer having substantially the same authority and responsibility.

     "Sale and Leaseback Transaction" means an arrangement in which the Guarantor or a Subsidiary sells any of its property which was placed into service more than 120 days prior to such sale to a Person and leases it back from that Person within 180 days of the sale.

     "SEC" means the Securities and Exchange Commission, and any Governmental Authority succeeding to any of its principal functions.

     "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Guarantor.

     "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

     "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

     "Tangible Net Worth" means the gross book value of the assets of the Guarantor and its Subsidiaries on a consolidated basis (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred charges, and other like intangibles) less (a) reserve applicable thereto, and (b) all liabilities (including accrued and deferred income taxes).

     "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Guaranty as a whole and not to any particular provision of this Guaranty; and subsection, Section, Schedule and Exhibit references are to this Guaranty unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced; (ii) the term "including" is not limiting and means "including without limitation"; and (iii) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding, and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Guaranty) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Guaranty are for convenience of reference only and shall not affect the interpretation of this Guaranty.

          (f) This Guaranty and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (g) This Guaranty and the other Loan Documents are the result of negotiations between and have been reviewed by the respective counsel to the Administrative Agent, the Banks and the Company, and are the products of both parties. Accordingly, they shall not be construed against the Administrative Agent or any Bank merely because of their involvement in their preparation.

     Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Guaranty shall be made, in accordance with GAAP, consistently applied.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Guarantor.


SCHEDULE 6(o)

To Guaranty Agreement

(a)  Subsidiaries

1.   Questar TransColorado, Inc.
2.   Questar Line 90 Company

(b)  Investments

Questar Pipeline Company, Guarantor, owns a 54% interest in the Overthrust Pipeline Partnership.

SCHEDULE 6(a)

To Guaranty Agreement

Qualification to do Business as a Foreign Corporation


Questar TransColorado, Inc., a Wholly-Owned Subsidiary of Guarantor, will file its Application for Certificate of Authority to do business as a foreign corporation in New Mexico on or before October 15, 1998 and will ask for expedited treatment of its application. It expects to have its application approved prior to November 15, 1998.
Guarantor represents and warrants that the failure of Questar Transcolorado, Inc. to qualify to do business as a foreign corporation in New Mexico can not reasonably be expected to have a Material Adverse Effect.
SCHEDULE 7(l)

To Guaranty Agreement

Liens

None




L:\FIN\BOA\TRANSCOL\QU-GTY10.DOC
BOA #197  127141-283